Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2025, relating to the consolidated financial statements of Jaguar Health, Inc. as of December 31, 2024 and for each of the years in the two-year period then ended (which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern).

We consent to the use of our name as it appears under the caption “Experts.”

/s/ RBSM LLP

RBSM, LLP

Larkspur, California

July 24, 2025